Exhibit 32

Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted).

I, Qing Sun, Chief Executive Officer of AA Mission Acquisition Corp.,

and

I, Shibin Fang, Chief Financial Officer of AA Mission Acquisition Corp., certify that:

1. We have reviewed this quarterly report on Form 10-Q of AA Mission Acquisition Corp. for the period ended June 30, 2025;

2. Based on our knowledge, this quarterly report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

3. Based on our knowledge, the financial statements, and other information included in this quarterly report, fairly present in all material respects the financial condition and results of operations of the registrant as of, and for, the periods presented in this quarterly report.

Date: August 8, 2025

/s/ Qing Sun
Qing Sun
Chief Executive Officer

Date: August 8, 2025

/s/ Shibin Fang
Shibin Fang
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to AA Mission Acquisition Corp. and will be retained by AA Mission Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.